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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


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
COMPANY NAME                                               PLACE OF INCORPORATION
------------                                               ----------------------
Applied Graphics Technologies, Inc.                        Delaware

Agile Enterprise, Inc.                                     Delaware
Color Control, Inc.                                        Delaware
Devon Group, Inc.                                          Delaware
     Black Dot Graphics, Inc.                              Illinois
            Typo-Graphics, Inc.                            Florida
            ABD Group, Inc.                                Illinois
            Orent GraphicArts, Inc.                        Nebraska
            Ambrosi & Associates, Inc.                     Delaware
            Meridian Retail, Inc.                          Nebraska
            Taproot Interactive, Inc.                      Delaware
            Proof Positive/Farrowlyne Associates, Inc.     Delaware
            One 2 One, Inc.                                Delaware
            West Coast Creative, Inc.                      California
            Retail Profit Solutions, Inc.                  Delaware
     Portal Publications, Ltd.                             Delaware
            The Winn Art Group, Ltd.                       Washington
                 Canadian Art Prints, Inc.                 Canada
            Devon Publishing Limited                       United Kingdom
            Portal Aird Publications Pty., Ltd.            Australia
Applied Graphics Technologies (UK) Limited                 United Kingdom
     Wace Group Limited                                    United Kingdom
            Wace UK Holdings Limited                       United Kingdom
                 Wace Group Services Limited               United Kingdom
            Gallions Estates Ltd.                          United Kingdom
            Wace Corporate Packaging Limited               United Kingdom
            Wace Overseas Investments Limited              United Kingdom
                 Reprographie Wace Group GmbH              Germany
                 Seven Worldwide Inc.                      Delaware
                     WUSA Re, Inc.                         Illinois
                     R.E. Graphics, Inc.                   Delaware
                 Seven Australia Pty Limited               Australia
                     Seven Sydney Pty Ltd                  Australia
            Seven Worldwide Limited                        United Kingdom
                 Wace (Wiltshire) Ltd                      United Kingdom
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